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Contact:	Mary Magnani Director, Investor Relations MAJESCO ENTERTAINMENT COMPANY (732) 225-8910

MAJESCO ENTERTAINMENT ANNOUNCES CHANGES IN MANAGEMENT AND BOARD OF DIRECTORS

Jesse Sutton Named Interim CEO

EDISON, N.J, August 29, 2006 — Majesco Entertainment Company (NASDAQ: COOL) today announced changes in management and its Board of Directors.

The Board of Directors has named Jesse Sutton as Interim Chief Executive Officer and member of the Board of Directors, effective immediately. The role of Interim CEO and Chairman of the Board had previously been filled by Morris Sutton. The Company will continue to search for a permanent Chief Executive Officer and Chairman of the Board.

Morris Sutton will return to his role as Chairman Emeritus, and will focus on leading the Company’s sales and distribution efforts. He will no longer serve on the Company’s Board.

As the President of Majesco for the past 10 years, Jesse Sutton has been involved in overseeing all aspects of the Company’s operations and has been a key architect of the Company’s revised strategy. Going forward, he will continue to manage operations while leading the Company in pursuit of growth opportunities that leverage its core competencies and strong distribution pipeline.

‘‘As Interim CEO I will continue to execute on our goal of becoming a leading publisher of value and handheld products. Additionally, I will endeavor to guide Majesco into its next phase of growth by exploring new avenues in the digital entertainment market.’’ Sutton continued saying, ‘‘This move will allow my father, Morris Sutton, to focus more aggressively on sales and distribution. With a reduced role in managing the Company’s corporate activities, he will be able direct his energy towards expanding the Company’s distribution, creating partnerships and bolstering our sales efforts.’’

About Majesco Entertainment Company

Headquartered in Edison, NJ, Majesco Entertainment Company (NASDAQ: COOL) is an innovative provider of digital entertainment products and content, with a focus on publishing videogames for leading portable systems such as the PSPTM (PlayStation®Portable) system, Nintendo DS™ and Game Boy® Advance. Current product line highlights include Cooking Mama for the Nintendo DS™, Guilty Gear Judgment for the PSP™ (PlayStation®Portable) system and JAWS™ Unleashed, as well as digital entertainment products like Frogger® TV Arcade. Majesco now offers Game Boy® Advance Video versions of the beloved DreamWorks Animation movies Shrek, Shrek 2 and Shark Tale. More information about Majesco can be found online at www.majescoentertainment.com.

Safe Harbor

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Certain statements contained herein are ‘‘forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as ‘‘may,’’ ‘‘will,’’ ‘‘intend,’’ ‘‘should,’’ ‘‘expect,’’ ‘‘anticipate,’’ ‘‘estimate’’ or ‘‘continue’’ or the negatives thereof or other comparable terminology. The Company's actual results could differ materially from those anticipated in such forward-looking statements due to a variety of factors. These factors include but are not limited to, the demand for our products; our ability to complete and release our products in a timely fashion; competitive factors in the businesses in which we compete; continued consumer acceptance of the gaming platforms on which our products operate and our products; fulfillment of orders preliminarily made by customers; adverse changes in the securities markets and the availability of and costs associated with sources of liquidity. The Company does not undertake, and specifically disclaims any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

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